Prospectus Supplement filed under Rule 424(b)(3)
                         S-3 Registration No. 333-52237


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.


1. The information set forth opposite the name DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION in the table of Selling Securityholders on page 15 of the Prospectus is amended as follows:

         Principal Amount of Debentures Beneficially Owned That May be Sold                               1,200,000
         Percentage of Debentures Outstanding                                                                     *
         Number of Conversion Shares                                                                         32,764
         Percentage of Common Stock Outstanding                                                                   *




The date of this Prospectus Supplement is November 18, 1999.